                                                                    Exhibit 23.1
                                                                    ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 24, 1997 included in BayCorp Holdings, Ltd. Form 10-K for the year ended December 31, 1996 and dated January 26, 1996 included in Great Bay Power Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.





        Arthur Andersen LLP


Boston, Massachusetts
March 28, 1997


                                      II-6